AGREEMENT AND PLAN OF REORGANIZATION


    THIS AGREEMENT AND PLAN OF REORGANIZATION IS MADE THIS ____ DAY OF DECEMBER, 1996, BY AND AMONG SILICON DESIGN EXPERTS, INC., a New Jersey corporation ("SDE"), LEVEL ONE COMMUNICATIONS, INCORPORATED, a California
corporation  ("LOC"),  SILICON   DESIGN   EXPERTS,  CALIFORNIA,  a  California
corporation formed by LOC ("NEWCO"), and Sailesh Rao and Juan Jover, comprising shareholders of one hundred percent (100%) of the issued and outstanding shares of SDE ("Shareholders").

                                   W I T N E S S E T H:

    WHEREAS, SDE desires to merge with NEWCO and NEWCO desires to merge with SDE in a transaction (the "Merger") pursuant to which the outstanding common stock of SDE (the "SDE Common") shall be automatically converted into shares of the Common Stock, no par value, of LOC (the "LOC Common") in the numbers set forth herein, all in a transaction which is intended to qualify as a reorganization under sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code");

    NOW, THEREFORE, on the basis of the respective representations and warranties set forth in this Agreement and of the covenants and agreements contained therein, the parties agree as follows:

1.  MERGER.

    (a) EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement and the Agreement of Merger by and among SDE, LOC and NEWCO in substantially the form attached hereto as Exhibit 1(a) (the "Merger Agreement"), the Merger Agreement, together with required related certificates, shall be filed in accordance with each of the California General Corporation Law and the New Jersey Business Corporations Act as soon as practicable on or after the Closing Date (as defined in Section 2(a) of this Agreement). The Merger shall become effective upon the filing of the Merger Agreement and such certificates with each of the California Secretary of State and the New Jersey Secretary of State in accordance with the provisions of applicable law at the Effective Time (as defined in Section 2(b) of this Agreement).

    (b) EFFECTS OF THE MERGER. At the Effective Time, (i) the separate existence of SDE shall cease and SDE shall be merged with and into NEWCO as the surviving corporation (the "Surviving Corporation"); (ii) the Articles of Incorporation of NEWCO shall be the Articles of Incorporation of the Surviving Corporation; (iii) the Bylaws of NEWCO shall be the Bylaws of the Surviving Corporation; (iv) the directors and officers of the Surviving Corporation shall be as set forth in Schedule 1(b) attached hereto; and (v) the merger shall, from and after the Effective Time, have all the effects provided by applicable law.

    (c) EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the issued and outstanding shares of SDE Common:

    (i) CAPITAL STOCK OF NEWCO. All issued and outstanding shares of capital stock of NEWCO shall continue to be issued and shall be converted into 1,000 shares of Common Stock of the Surviving Corporation. Each stock certificate of NEWCO evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

    (ii) CONVERSION OF SDE COMMON. Other than fractional shares as provided in Section 1(c)(iii) below, each share and fractional share of SDE Common issued and outstanding immediately prior to the Effective Time shall be converted, without any action on the part of the holders thereof, into that number of shares of LOC Common to be determined by dividing the number of Deliverable LOC Shares (as determined pursuant to Section 1(g) below) by the number of shares of SDE Common outstanding at the Effective Time (hereinafter the "Stock Exchange Ratio").

    (iii) FRACTIONAL SHARES. No fractional shares of LOC Common shall be issued, but in lieu thereof each holder of SDE Common who would otherwise be entitled to receive a fraction of a share of LOC Common (after aggregating all fractional shares of LOC Common to be received by such holder) shall receive from LOC an amount of cash (rounded up to the nearest whole cent) equal to the product of (1) the fraction of a share of LOC Common to which such holder would otherwise be entitled, times (2) the Trading Price, as defined in
Section 1(g) below.

    (d)  EXCHANGE OF CERTIFICATES.

    (i) LOC TO PROVIDE COMMON STOCK. Promptly after the Effective Time, LOC shall make available, in accordance with this Section 1 and the Merger Agreement, through such reasonable procedures as LOC may adopt, the shares of LOC Common issuable pursuant to Section 1 and the Merger Agreement in exchange for outstanding shares of SDE Common.

    (ii) EXCHANGE PROCEDURES. On the Closing Date, each Shareholder of a certificate or certificates which immediately prior to the Effective Time represents outstanding shares of SDE Common (the "Certificates") whose shares are being converted into LOC Common pursuant to Section 1 and the Merger Agreement, shall surrender the Certificates, to be exchanged for LOC Common after the Effective Time. Upon surrender of a Certificate for cancellation to LOC, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing the number of shares of LOC Common and payments in lieu of fractional shares to which the holder of SDE Common is entitled pursuant to Section 1 and the Merger Agreement and which are represented by the Certificate so surrendered. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of SDE Common which is not registered in the transfer records of SDE, the stock certificates representing shares of LOC Common may be delivered to a transferee if the Certificate representing the right to receive such LOC Common is presented to LOC and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. LOC shall follow the same procedure with respect to lost, stolen or mutilated Certificates as it follows with respect to lost, stolen or mutilated certificates representing other LOC common stock. Unless and until any such Certificate shall be so surrendered, or such procedures respecting lost, stolen or mutilated Certificates are followed, the holders of the Certificate shall not be entitled to receive certificates for the LOC Common or cash for any fractional share of LOC Common and any dividends paid or other distributions made to holders of record of LOC Common after the Effective Time shall be paid to and retained by LOC and paid over to such holder when such Certificate is surrendered or such procedures are implemented in accordance with this Section 1(d)(ii).

    (e) NO FURTHER OWNERSHIP RIGHTS IN SDE COMMON. All LOC Common delivered upon the surrender for exchange of shares of SDE Common in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of SDE Common. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of SDE Common which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.

    (f) TAX TREATMENT. The parties intend that the Merger will be a tax-free reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

    (g)  PAYMENT.

  (1) The "Deliverable LOC Shares" shall be that number of shares of LOC Common that is the nearest whole number of shares of LOC Common that is determined by dividing the calendar thirty (30) day average of the last sale price of LOC common stock on the NASDAQ National Market preceding the date this Agreement is executed (the "Trading Price") into $3,000,000 with the value of any fractional shares payable in cash at the Closing as provided in
Section 1(c)(iii) above.

  (2) If necessary, on the second anniversary from the Effective Time, LOC shall be obligated to make an additional payment to the Shareholders (the
AMatrix Payment@) [ * ].   If, at any point during the two years following the
closing, [*] LOC shall not be obligated to make a Matrix Payment. LOC shall issue additional shares of LOC common stock in accordance with the matrix, and subject to the conditions, set forth in Schedule 1(g)(2) hereto.

    (h) EMPLOYMENT OF SHAREHOLDERS. Following the Effective Time, each of the Shareholders shall be engaged as an employee of LOC pursuant to an employment agreement substantially in the form of Exhibit 1(h)(the AEmployment Agreement@) hereto.
2.  CLOSING.

    (a) CLOSING DATE. The Closing under this Agreement (the "Closing") shall be held not more than two (2) business days following the later of (i) the approval of the Merger by the shareholders of SDE and (ii) satisfaction of all other conditions precedent to the Merger specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of LOC at 10:00 A.M. on the Closing Date, or at such other date as the parties may agree upon in writing.

    (b) EFFECTIVE TIME. Subject to the provisions of this Agreement and the Merger Agreement, on the Closing Date or the soonest practicable day following the Closing Date, a fully executed and acknowledged copy of the Merger Agreement, along with required related certificates of SDE and Surviving Corporation meeting the requirements of the California General Corporation Law and the New Jersey Business Corporations Act, shall be filed with each of the California Secretary of State and the New Jersey Secretary of State, all in accordance with the provisions of the Merger Agreement and shall become effective upon such filing (the "Effective Time").

3.  REPRESENTATIONS AND WARRANTIES.

    (a) SDE AND SHAREHOLDERS. Except as set forth in the Schedules delivered pursuant to this Section 3, SDE and each of the Shareholders, severally and not jointly, represents and warrants that:

    (i) ORGANIZATION AND GOOD STANDING. SDE is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has corporate power to carry on its business as it is now being conducted. Certified copies of SDE's Articles of Incorporation and Bylaws have been delivered to LOC and NEWCO and are complete and correct as of the date of this Agreement. SDE's minute books contain a complete and accurate record of all meetings and other corporate action of its shareholders and Board of Directors.

    (ii) CAPITALIZATION. SDE's authorized capital stock consists of 2,500 shares of common stock, no par value, of which 134 shares are issued and outstanding. No shares are held in SDE's treasury. All of the outstanding shares of common stock of SDE are validly issued, fully paid and nonassessable. Except as set forth on Schedule 3(a)(ii) hereto, there are no outstanding options, agreements, contracts, calls or commitments of any character which would require the issuance by SDE of any capital stock.

    (iii)  SUBSIDIARIES.  SDE has no subsidiaries.

    (iv) FINANCIAL STATEMENTS. SDE has delivered to NEWCO copies of its balance sheets and statements of operations from inception to the most recent practicable date (the "Financial Statements"), all of which have been prepared in accordance with generally accepted accounting principles consistently applied through the periods indicated therein.

    (v) ABSENCE OF UNDISCLOSED LIABILITIES. Except with respect to matters referred to in Schedule 3(a)(v) hereto, SDE does not have any liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise), of a nature that would be reflected or reserved against in a corporate balance sheet or disclosed in the notes thereto, prepared in accordance with the generally accepted accounting principles applied in the preparation of such financial statements, that are not reflected or reserved against in the most recent balance sheet include in the Financial Statements.

    (vi) ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 3(a)(vi) to this Agreement, there have not been since November 1, 1996, any changes of the following nature:

(1) BUSINESS, PROPERTIES AND FINANCIAL CONDITION. Any material adverse change in SDE's properties, business, supply of raw materials, or markets for its products (including, but not limited to, damage or destruction of property by fire or other casualty, whether or not covered by insurance, or any material adverse change in the financial condition or results of operations of SDE taken as a whole). For purposes of this Agreement, technological changes, price changes and other changes affecting the industry generally and any diminution of orders per se shall not be deemed to be material adverse changes.

(2) CAPITAL STOCK; OPTIONS DIVIDENDS, ETC. Any change in the authorized, issued, or outstanding capital stock of SDE, any granting of any stock option or right to purchase shares of capital stock or any issuance of any security convertible into shares of capital stock of SDE, any purchase, redemption, retirement or other acquisition of any shares of capital stock by SDE, or any agreement to do any of the foregoing, or any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of SDE.

(3) SALES, LEASES, BORROWINGS, ETC. Any sale or lease of SDE's property or assets (other than inventory sold in the ordinary course of business) with an original cost in excess of $5,000 for any single item or any mortgage or pledge of any properties or assets of SDE, any borrowing incurred, assumed or guaranteed by SDE maturing more than one (1) year from the date thereof, or any other borrowing made or guaranteed by SDE other than in the ordinary course of business.

(4) EMPLOYEE BENEFIT PLANS AND CERTAIN SALARIES. Any employment contract, bonus, stock option, profit sharing, pension, retirement, incentive or similar arrangement or plan instituted, agreed to or amended.

    (vii) LITIGATION, ETC. Except as set forth in Schedule 3(a)(vii) to this Agreement, there is no material litigation, proceeding or governmental investigation pending or, to the knowledge of SDE, threatened against or relating to SDE, its properties or business, or the transactions contemplated by this Agreement; nor, to SDE's knowledge, is there any reasonable basis for any such actions or for any claims (including, without limitation, claims based upon alleged product liability, pollution of air, water or land, or violations of federal or state antitrust or securities laws); and SDE is not a party to or subject to the provisions of any judicial decree or judgment or any order of any governmental agency.

    (viii) LISTS OF PROPERTIES, CONTRACTS, ETC. Schedule 3(a)(viii) to this Agreement sets forth lists, each of which is complete and accurate in all material respects as of the date set out therein, of the following:

(1) REAL PROPERTY. All real property owned of record or beneficially or leased by SDE.

(2) OTHER PROPERTY. Inventories and tangible fixed assets as shown on SDE's books, showing, with respect to inventories, the amounts of raw materials, work in process and finished goods, and with respect to fixed assets, the total of each of the following categories: leasehold improvements, machinery and equipment, furniture and fixtures and automotive equipment.

(3) AUTOMOBILES AND TRUCKS. All automobiles and trucks owned or leased by SDE.

(4) INSURANCE POLICIES. All policies of insurance with respect to SDE's properties, buildings, machinery, equipment, furniture, fixtures, operations, and the lives of its directors, officers and employees.

(5) CERTAIN LEASES AND CONTRACTS. Each existing lease, contract, or other commitment of SDE extending beyond twelve (12) months from the date of this Agreement (whether or not terminable at the option of any party to such lease, contract, or commitment at an earlier date) other than
(i) leases, contracts or commitments furnished pursuant to other paragraphs of this Section 3, and (ii) contracts or other commitments of SDE for the purchase or sale by it in the ordinary course of business of materials and products which do not involve an aggregate payment by or to SDE of more than $10,000 or extend beyond twelve (12) months from the date of this Agreement; and all existing sales representative agreements.

(6) CERTAIN SALARIED EMPLOYEES. The names and annual salary rates as of November 1, 1996, of SDE's directors, officers, employees and agents.

(7) LABOR CONTRACTS. Each existing labor contract to which SDE is a party.

(8) PATENTS, TRADEMARKS, ETC. All of SDE's patents, trademarks, trade names, copyrights, and registrations and applications therefor; all patent, trademark or trade name licenses, assignments or royalty agreements to which SDE is a party; and all contracts with employees or others relating in whole or in part to disclosure, nondisclosure, assignment, or patenting of inventions, discoveries, improvements, processes, formulas, or other know-how.

(9) PROFIT-SHARING PLANS, ETC. All employment contracts, bonus, stock-option, profit-sharing, pension, retirement, incentive or other compensation or retirement plans or arrangements of SDE and all employee fringe benefit plans maintained by SDE.

(10) BANKS. The name of each bank in which SDE has an account or safe-deposit box, and the names of all persons authorized to draw thereon or having access thereto.

(11) POWERS OF ATTORNEY. The names of all persons, if any, holding powers of attorney from SDE.

(12) LOAN AND CREDIT AGREEMENTS, ETC. All mortgages, indentures, promissory notes, deeds of trust, loan or credit agreements, or similar instruments except for credit agreements or similar arrangements with suppliers entered into in the ordinary course of business to which SDE is a party, and all amendments or modifications of any of the above-mentioned documents with a statement of any as to which there is any existing default by SDE.

(13) EMPLOYEE STOCK OPTIONS. The names of all persons holding employee stock options to purchase shares of capital stock of SDE and, with respect to each, the date of grant or issue, the expiration date, the number and class of shares subject to such options, and the price at which shares may be purchased pursuant to such options.

(14) LITIGATION. Each lawsuit, administrative proceeding, or arbitration to which SDE is a party (whether as plaintiff, defendant, or otherwise), including the damages or relief sought therein, the name of counsel for SDE in charge of such matter, and its current status.

(15) MATERIAL ASSETS. A list of every material asset used by SDE in the conduct of its business that is not either owned by SDE or leased by or licensed to it under an agreement listed under the foregoing.

(16) OTHER CONTRACTS AND COMMITMENTS. Every material contract and commitment not listed above.

    (ix) TITLE. With respect to the property listed in Schedule 3(a)(viii), SDE has good and marketable title to the real property stated to be owned by it, has good title to the leasehold interests in real property stated to be held by it, and good title to all of the tangible property stated to be owned by it, in each case free and clear of all liens and encumbrances, except for:

(1)  liens and encumbrances disclosed in Schedule 3;

(2)  the lien of current taxes not yet due and payable; and

(3) such liens by operation of law and such imperfections of title, and other liens and encumbrances, if any, as are not substantial in character, amount, or extent and do not interfere with the present or future use by SDE of the properties subject thereto or affected thereby.

    SDE has clear record title to the patents and patent applications, trademark registrations and applications therefor and copyright registrations listed in Schedule 3(a)(viii) and all trade secrets as owned by it, and has not entered into any agreements, contracts or licenses that would impair free and unencumbered use by Surviving Corporation of the patents and trademarks enumerated in Schedule 3(a)(viii) or any of SDE's trade secrets. No third party has asserted infringement by SDE of any patents, trademark, tradename, trade secrets or copyright of another, and there are no grounds on which a third party can successfully assert a claim that it is infringing a patent, trademark, trade name, trade secrets or copyright of another. All patentable inventions may be registered in any country in the world.

    All employees, consultants, officers, directors and shareholders of SDE are parties to a written agreement ("Proprietary Information and Inventions Agreement"), under which each such person or entity (i) is obligated to disclose and transfer to SDE, without the receipt by such person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment with or performance of services for SDE, he makes or conceives of either solely or jointly with others, that relate to any subject matter with which his work for SDE may be concerned, or relate to or are connected with the business, products or projects of SDE, or involve the use of the time, material or facilities of SDE, and (ii) is obligated to maintain the confidentiality of proprietary information of SDE. None of SDE's employees, consultants, officers, directors or shareholders is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to use their best efforts to promote the interests of SDE or that would conflict with SDE's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of SDE's business by its employees and consultants, nor the conduct of SDE's business, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons or entities are now obligated. It is currently not necessary nor will it be necessary for SDE to utilize nor will SDE utilize any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by SDE, in violation of any limitations or restrictions to which any such person or entity is a party or to which any of such assets or rights may be subject. None of SDE's employees, consultants, officers, directors or shareholders has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the business as conducted of such previous employer which has resulted in SDE's access to or use of such proprietary items, and SDE will not gain access to or make use of any such proprietary items in the business of SDE. All actions required to be taken to transfer interest in such Intellectual Property to SDE have been taken, all notices required to be made in connection with such transfer have been made, and all consents required to be secured in connection with such transfer have been secured.

    (x) TAX RETURNS. The provision for taxes reflected in the Financial Statements is sufficient for the payment of all accrued and unpaid federal, state, county, and local taxes of SDE (including any penalties or interest payable in respect of such taxes), whether or not disputed, for the period through the Closing Date, and for all periods prior thereto. There have been no audits of prior year tax returns, all returns have been filed and are complete, and all taxes owed by SDE for years prior to 1996 have been paid.

    (xi) NO VIOLATION. The execution of this Agreement does not, and performance thereof will not, violate the provisions of SDE's Articles of Incorporation, Bylaws, any note of which SDE is the maker or any indenture, agreement, or other instrument to which SDE is party, except insofar as any such instrument may require consent by a lender, mortgagee, lessor, or other party to such actions, whose consent SDE agrees to obtain before the Closing Date of this Agreement. Any such parties are listed on Schedule 3(xi) hereof.

    (xii) AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly authorized and approved by SDE's Board of Directors, subject to approval by SDE's shareholders. Upon approval by the affirmative vote of the holders of the requisite majority of the outstanding shares of SDE's common stock, this Agreement and the consummation of the transactions contemplated herein will have been duly and validly authorized by all necessary corporate action on the part of SDE, and this Agreement will be binding upon, and enforceable against, SDE in accordance with its terms.

    (xiii) ACCOUNTS AND NOTES RECEIVABLE. SDE's accounts and notes receivable as shown on the Financial Statements are collectible in the amounts there shown.

    (xiv) INVENTORIES. To the best knowledge of SDE, its inventories in the amounts reflected on the Financial Statements and the inventories thereafter acquired before the date of this Agreement consist of items of a quality and quantity usable or salable in the normal course of its business and, if salable, are in the aggregate salable, if sold in the normal course, at market values not less than the book value thereof; the value of obsolete materials, determined by formula, and of materials of below-standard quality has been written down to realizable marketable value or adequate reserves provided therefor; the values at which such inventories are carried reflect an inventory valuation policy of stating inventory at the lower of first-in, first-out or market and of valuing finished goods and work-in-process at standard costs developed for individual items using current materials labor and overhead costs at normal production levels; and an obsolescence formula based on historical sales and backlog orders is applied to inventories of finished goods in order to determine the maximum quantities to be valued at each inventory date.

    (xv) PLANT AND EQUIPMENT. All of SDE's plants, buildings, machinery and equipment are in good operating condition and reasonable state of repair, normal wear and tear and normal maintenance requirements excepted.

    (xvi) AUTHORITY. The execution and delivery of this Agreement by SDE, the performance by SDE and Shareholders of their respective obligations hereunder and the consummation by SDE and Shareholders of the transactions contemplated hereby have been duly authorized by the Board of Directors and Shareholders and no other act or proceeding on the part of or on behalf of SDE or its Shareholders is necessary to approve the execution and delivery of this Agreement, the performance by SDE or Shareholders of their respective obligations hereunder and the consummation of the transactions contemplated hereby. The signatory officers of SDE have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by SDE pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof and thereof.

    (xvii) EXECUTION AND BINDING EFFECT ON SDE AND SHAREHOLDERS. This Agreement has been duly and validly executed and delivered by SDE and Shareholders and constitutes, and the other documents and instruments to be executed and delivered by SDE or any Shareholder pursuant hereto, upon their execution and delivery on or prior to the Closing Date will constitute legal, valid and binding agreements of SDE and the Shareholders, respectively, enforceable against SDE or Shareholder, respectively, in accordance with their respective terms, except as they may be limited by bankruptcy, insolvency or other similar laws affective the enforcement of creditors' rights in general. Each shareholder owns his shares of SDE free and clear of any liens or encumbrances.

    (xviii) FULL DISCLOSURE. Each Shareholder hereby represents that he is not aware of any facts pertaining to SDE which he believes affect adversely SDE or which are likely in the future to affect adversely SDE which have not been disclosed in this Agreement or the Schedules hereto. Neither this Agreement nor any Exhibit, Schedule or Agreement being entered into or delivered pursuant hereto nor any other material respecting SDE contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein contained not misleading.

    (xix) NO DISTRIBUTION. There has not, since January 1, 1996, been a distribution or dividend of assets to shareholders, other than payments of salary and bonuses made in the normal course of business.

    (b) LOC AND NEWCO. Each of LOC and NEWCO represents and warrants as follows:

    (i) ORGANIZATION AND GOOD STANDING. Each of LOC and NEWCO is duly organized, validly existing and in good standing under the laws of the State of California and has corporate power to carry on its business as it is now being conducted.

    (ii) LITIGATION. There is no pending litigation, proceeding, governmental investigation or other action that, if successful, would prevent either of LOC or NEWCO from performing its agreements and covenants and fulfilling its obligations under this Agreement; and, to the knowledge of LOC and NEWCO, there is no threat of or reasonable basis for any such litigation, proceeding, governmental investigation or other action.

    (iii) DISCLOSURE. To each of LOC's and NEWCO's knowledge, no representation or warranty by it and no statement or certificate furnished or to be furnished by it to SDE pursuant to the provisions of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to provide the information required by the provisions of this Agreement relating to such representation, warranty, statement or certificate.

    (iv) NO VIOLATION. The execution of this Agreement by each of LOC and NEWCO does not, and performance thereof will not, violate the provisions of their respective Articles of Incorporation or Bylaws, or the provisions of any indenture, agreement, or other instrument to which either LOC or NEWCO is a party.

    (v) AUTHORIZATION. The execution, delivery and performance of this Agreement by each of LOC and NEWCO has been duly and validly authorized and approved by all necessary corporate action.

    (vi) CAPITALIZATION. LOC's authorized capital stock consists of 105,000,000 shares of common stock, no par value, of which 12,983,554 shares were issued, outstanding, fully paid, and nonassessable as of September 30, 1996, and of 10,000,000 shares of preferred stock, of which none are issued or outstanding. Upon consummation of the transactions contemplated hereby, the LOC Common to be received by SDE will be validly issued, fully paid and nonassessable.

4.  COVENANTS.

    (a) COVENANTS OF SDE. SDE agrees that prior to the Closing, its business shall be conducted only in the ordinary course of business and that no material transactions shall be entered into without the consent of the other parties to this Agreement.

    (b)  COVENANTS OF LOC.

    (i) SEC DOCUMENTS. LOC will furnish, or make available, to each of the Shareholders, a true and complete copy of LOC's Form 10-K for the 1994 and 1995 fiscal years, and a Form 10-Q for the three (3) month period ended September 29, 1996, and any other statement, report, registration statement or definitive proxy statement filed by LOC with the Securities Exchange Commission (the "SEC") since December 30, 1995 (the "LOC SEC Documents"). As of their respective filing dates, the LOC SEC Documents comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") and none of the LOC SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed LOC SEC Document.

    LOC will use its best efforts to comply with the reporting requirements of sections 13 and 15(d) of the Exchange Act to the extent it shall be required to do so pursuant to such sections, and at all times while so required shall use its best efforts to comply with all other public information reporting requirements of the SEC from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any LOC Common or the registration thereof under Form S-3. As of the date of this Agreement, LOC qualifies as a registrant who is eligible to register securities in a secondary offering on a Registration Statement on Form S-3. LOC will also cooperate with each holder of any LOC Common being purchased hereunder in supplying such information and documentation as may be reasonably necessary for such holder to complete and file any informational reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any such LOC Common.

    (ii) PUBLIC INFORMATION. LOC covenants and agrees that (1) it is in compliance with and will use its best efforts to continue to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act; (2) it will furnish each Shareholder upon request with all information required for the preparation and filing of Form 144; and (3) it will on a timely basis use its best efforts to file all reports required to be filed and make all disclosures, including disclosures of material adverse information, required to permit each Shareholder to make the required representations in Form 144.

5. CONDITIONS PRECEDENT. The obligations of the parties are subject to the fulfillment, prior to or on the Closing Date, as indicated below, of each of the following conditions, all or any of which may be waived in whole or in part by the parties as provided herein except as otherwise provided by law:

    (a) SATISFACTORY DUE DILIGENCE. LOC shall conduct technical, financial and legal due diligence regarding SDE prior to the Closing, and shall be satisfied, in its reasonable judgment, that the representations and warranties contained in this Agreement and the description of the technology proposed for the SDE Products are correct and complete. SDE shall conduct such technical, financial and legal due diligence regarding LOC prior to the Closing, and shall be satisfied, in its reasonable judgment, that the representations and warranties contained in this Agreement are correct and complete. Notwithstanding such mutual due diligence reviews, the indemnification provisions of Section 6 hereof shall apply to any inaccurate representations and warranties by any party hereto.

    (b) REPRESENTATIONS AND WARRANTIES OF LOC, SDE AND THE SHAREHOLDERS TO BE TRUE.

    (i) The representations and warranties of LOC, SDE and the Shareholders contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date, except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct as of the date expressly stated; and

    (ii) Each of LOC, SDE and the Shareholders shall have performed and complied with all of its or his agreements, covenants and conditions required by this Agreement to be performed or complied with by it or him prior to or at the Closing Date.

    (c) CONSENTS. All notices to, and declarations, filings and registrations with, and consents, approvals and waivers from, governmental and regulatory agencies required to consummate the transactions contemplated hereby and all consents, approvals and waivers from third parties required under this Agreement to have been obtained prior to Closing, shall have been obtained.

    (d)  NO PROCEEDING OR LITIGATION.

    (i) No preliminary or permanent injunction or other order shall have been issued by any court, whether Federal, state, local or foreign, or by any governmental or regulatory body, whether federal, state, local or foreign, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental authority, whether Federal, state, local or foreign, which prevents the consummation of the transactions contemplated in this Agreement.

    (ii) No suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, governmental or regulatory body, whether Federal, state, local or foreign, shall have been commenced and be pending against any of the parties to this Agreement or any of their respective affiliates, associates, officers or directors seeking to prevent the transaction contemplated hereunder.

    (e) DOCUMENTS. All other documents to be delivered at the Closing and all actions by each of the parties required by this Agreement or incidental thereto, and all related matters shall be in the form and substance reasonably satisfactory to the respective counsel of the parties.

    (f) OPINION OF SDE COUNSEL. Purchaser shall have received an opinion from SDE's counsel, dated the Closing Date, conforming in form and substance to
Exhibit 5(f).

    (g) APPROVALS. LOC's Board of Directors shall have approved this Agreement and the transactions contemplated herein. SDE's Board of Directors and shareholders shall have approved this Agreement and the transactions contemplated herein.

    (h) EXECUTION AND DELIVERY OF OTHER AGREEMENTS AT CLOSING. At the Closing, the parties shall have entered into the Merger Agreement and the Employment Agreement.

6.  INDEMNIFICATION.

    (a)  INDEMNIFICATION BY SDE AND THE SHAREHOLDERS.

    (i) SDE, in the event the transactions contemplated hereby do not close, and each Shareholder, subject to the limitations set forth in this Section 6, severally and not jointly, after the Closing, agree to defend and indemnify NEWCO and LOC (and, after the Closing, SDE), and their respective affiliates, directors, officers and shareholders, and their respective successors and assigns (collectively, "LOC Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (net of any tax benefit and insurance recovery) (in this Section 6 collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of (1) the inaccuracy or breach of any of the representations, warranties and covenants of SDE or the Shareholders contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto; and (2) any claim made by any person relating to or arising out of transactions, events, acts or omissions of or by SDE, prior to the Effective Time that is not adequately accrued or otherwise reflected on SDE's financial statements or that has not been otherwise disclosed in the schedules and lists delivered to LOC by SDE at or prior to the Closing Date other than any and all liabilities of SDE which are incurred after the date of such balance sheet in the ordinary course of its business. SDE or the Shareholders, as the case may be, are hereinafter referred to as "SDE Indemnitor." The indemnity provided in this Section 6 shall be the sole and exclusive remedy of the LOC Indemnitees and, after the Closing, SDE, for any breach in or inaccuracy of any representation and warranty of SDE or the Shareholders or any other matter relating to this Agreement or the transactions contemplated by this Agreement; PROVIDED, however, that nothing herein shall limit in any way LOC's remedies in the event of breach by the Shareholders of any of their covenants or agreements hereunder which are not also a representation or warranty for willful fraud or intentionally deceptive material misrepresentation or omission by any of the Shareholders in connection herewith or with the transactions contemplated hereby; and FURTHER PROVIDED, in the event any representation and warranty of SDE and Shareholders with respect to SDE=s intellectual property is untrue, and LOC and/or Surviving Corporation sustains a loss or losses arising from or caused by such breach of representation and warranty, or LOC and/or the Surviving Corporation incurs the cost of any licenses or additional engineering required to avoid infringement arising in such circumstance or to pay such third party with respect to any prior infringement, LOC shall be entitled to set off such amounts from any future payments otherwise due to any Shareholder.

    (ii) The SDE Indemnitor waives any right to require LOC to (1) proceed against any person or entity including any other Shareholder, (2) proceed against or exhaust any collateral or security or any part thereof, or
(3) pursue any other remedy in its power, and waives any defense arising by reason of any inability of any other obligor to pay or any defense based on bankruptcy or insolvency or other similar limitations on creditors' remedies with respect to any other person.
    (iii) The indemnity referred to in Section 6(a) above shall only apply to Indemnifiable Damages claimed by the party seeking indemnification prior to the expiration of the Indemnification Period (as defined below). Any indemnitee under this Agreement may not seek recovery under the indemnities set forth herein unless and until the Indemnifiable Damages of such party are greater than [*] in which case such indemnity shall apply to all Indemnifiable Damages. In no event may Indemnifiable Damages indemnified by SDE and/or the Shareholders exceed the aggregate of [*]. The Indemnification Period shall begin on the Closing Date and shall continue until six (6) years from such Closing Date.

    (b)  INDEMNIFICATION BY LOC AND NEWCO.

    (i) LOC and NEWCO, in the event the transactions contemplated hereby do not close, and LOC and Surviving Corporation, subject to the limitations set forth in this Section 6, jointly and severally, after the Closing, agree to defend and indemnify each Shareholder, and their respective affiliates, directors, officers and shareholders, and their respective successors and assigns (collectively, "SDE Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (net of any insurance recovery) (in this Section 6 collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of (1) the inaccuracy or breach of any of the representations, warranties and covenants of NEWCO or LOC contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto; and (2) any claim made by any person relating to or arising out of transactions, events, acts or omissions of or by LOC or NEWCO, prior to the Effective Time that is not adequately accrued or otherwise reflected on LOC's financial statements or that has not been otherwise disclosed in the schedules and lists delivered to SDE by LOC or NEWCO at or prior to the Closing Date other than any and all liabilities of LOC or NEWCO which are incurred after the date of such balance sheet in the ordinary course of its business. LOC or NEWCO, as the case may be, are hereinafter referred to as "LOC Indemnitor." The indemnity provided in this Section 6 shall be the sole and exclusive remedy of the SDE Indemnitees for any breach in or inaccuracy of any representation and warranty of LOC or NEWCO or any other matter relating to this Agreement or the transactions contemplated by this Agreement; PROVIDED, however, that nothing herein shall limit in any way the Shareholders' remedies in the event of breach by LOC or NEWCO of any of their covenants or agreements hereunder which are not also a representation or warranty for willful fraud or intentionally deceptive material misrepresentation or omission by LOC or NEWCO in connection herewith or with the transactions contemplated hereby.

    (ii) The LOC Indemnitor waives any right to require the Shareholders or, in the event the transactions contemplated hereby to not close, SDE, to
(1) proceed against any person or entity including any other party hereto,
(2) proceed against or exhaust any collateral or security or any part thereof, or (3) pursue any other remedy in its power, and waives any defense arising by reason of any inability of any other obligor to pay or any defense based on bankruptcy or insolvency or other similar limitations on creditors' remedies with respect to any other person.

    (iii) The indemnity referred to in Section 6(b) above shall only apply to Indemnifiable Damages claimed by the party seeking indemnification prior to the expiration of the Indemnification Period.

    (c) COLLECTION OF INDEMNIFIABLE DAMAGES. LOC, NEWCO and SDE agree to use their reasonable efforts to collect any Indemnifiable Damages from any available insurer or third party indemnitors before collecting from the Shareholders, however, nothing in the foregoing clause shall preclude any claiming party from filing a claim against the Shareholders from the outset.

7.  GENERAL PROVISIONS.

    (d) FURTHER ASSURANCES. The parties agree that, from time to time hereafter, and upon request, each of them will execute, acknowledge and deliver such other instruments as may be reasonably required to more effectively carry out the intent of the parties to this Agreement or to otherwise carry out this Agreement's terms and conditions.

    (e) BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto. The rights of the parties under this Agreement may not be assigned. In the event LOC merges with, or sells substantially all of its assets to, another corporation and LOC is not the surviving corporation, any successor corporation to LOC shall assume the benefits and obligations of this Agreement and the other agreements referenced herein, provided, however, that any obligation of a successor corporation to make a payment to Shareholders denominated in LOC common stock shall be made on economically equivalent terms.

    (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    (g) NOTICES. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing, and shall be deemed to have been given if delivered or mailed, certified mail, first class, postage prepaid, to SDE at:

    Silicon Design Experts, Inc.
1116 Campus Drive West
    Morganville, NJ 07751
    Attn:  Sailesh Rao

    or if to NEWCO, at: Silicon Design Experts, California
    c/o Level One Communications, Incorporated
    9750 Goethe Road
    Sacramento, CA 95827
    Attn:  Robert S. Pepper
    or if to LOC, at: Level One Communications, Incorporated
    9750 Goethe Road
    Sacramento, CA 95827
    Attn:  Robert S. Pepper
    with a copy to: Bruce F. Dravis
    General Counsel
    Level One Communications, Incorporated
    9750 Goethe Road
    Sacramento, CA 95827

    (h) EXPENSE. Except as otherwise provided herein, any expenses in connection with this Agreement or the transactions herein provided for shall be paid for by the party incurring such expenses.

    (i) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    (j) HEADINGS. All paragraph headings in this Agreement are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

    (k) AMENDMENT, MODIFICATION AND WAIVER. This Agreement may be modified, amended and supplemented by mutual written agreement of the respective Boards of Directors of the parties hereto, or their respective officers authorized by such Boards of Directors, at any time prior to the Closing, whether before or after the approval of this Agreement by the stockholders of any of the parties. Each party may waive any condition intended to be for its benefit. Each amendment, modification, supplement or waiver shall be in writing and signed by the parties to be charged.

    (l) ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits delivered with it and the other agreements specifically provided for under this Agreement represent the parties' entire Agreement and no provision or document of any kind shall be included in, or form a part of, this Agreement unless it is in writing and is delivered to the other party by the party to be charged.

    (m) PRIOR NEGOTIATIONS. All prior negotiations and discussions by and among the parties to this Agreement which are not reflected or set forth in this Agreement or the Schedules or Exhibits delivered with it are merged into this Agreement.

    (n) TERMINATION. This Agreement may be terminated at any time before the Closing Date as follows:

    (i)  By the consents of the Board of Directors of SDE, LOC and NEWCO;

    (ii) By SDE if the conditions contained in this Agreement to which SDE's obligations are subject have not been fulfilled by LOC or NEWCO;

    (iii) By either of LOC or NEWCO if the conditions contained in this Agreement to which their respective obligations are subject have not been fulfilled by SDE.

    (iv) This Agreement shall terminate without obligation of any party to the others if the Closing contemplated by this Agreement does not occur on or before _____________.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ATTEST:SILICON DESIGN EXPERTS, INC.



    By


    Its



ATTEST:LEVEL ONE COMMUNICATIONS, INCORPORATED



    By


    Its



ATTEST:SILICON DESIGN EXPERTS, CALIFORNIA



    By


    Its




ATTEST:

    Sailesh Rao



ATTEST:

    Juan Jover

                                SCHEDULE 1(B)

                      DIRECTOR OF SURVIVING CORPORATION

Robert S. Pepper

                                       SCHEDULE 1(G)

                                      MATRIX PAYMENT


    If necessary, on the second anniversary from the Effective Time, LOC shall be obligated to make an additional payment to the Shareholders (the AMatrix Payment@) if [*] If, at any point during the two years following the closing, [*] LOC shall not be obligated to make a Matrix Payment. The parties shall determine the amount of any Matrix Payment in accordance with the attached matrix. [*] Any Matrix Payment shall be subject to the following conditions:

    a. Any Matrix Payment LOC is otherwise obligated to make shall be reduced by 25% in the event [* ]

    b. Any Matrix Payment LOC is otherwise obligated to make shall be reduced by 25% in the event [*]

    c. No Matrix Payment shall be made to a Shareholder who has terminated employment with LOC under the Employment Agreement for a reason other than death or disability.

    LOC shall notify Shareholder in writing at the time any of the foregoing conditions has been achieved. [*]

    All amounts set forth herein shall be adjusted in the event of any forward or reverse stock splits, share dividends effecting a stock split, or like transactions.

    [*]

Schedule 1(g) MATRIXCLEVEL ONE/ SDE

Initial Shares ($3m / $34.59)    86730

[*]

                                SCHEDULE 5(F)

                     FORM OF OPINION OF SELLER=S COUNSEL


SDE is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has corporate power to carry on its business as it is now being conducted. Certified copies of SDE's Articles of Incorporation and Bylaws delivered to LOC and NEWCO are complete and correct as of the date of this Agreement. SDE's minute books contain a complete and accurate record of all meetings and other corporate action of its shareholders and Board of Directors.

SDE's authorized capital stock consists of 1000 shares of common stock, no par value, of which 134 shares are issued and outstanding. No shares are held in SDE's treasury. All of the outstanding shares of common stock of SDE are validly issued, fully paid and nonassessable. Except as disclosed, there are no outstanding options, agreements, contracts, calls or commitments of any character which would require the issuance by SDE of any capital stock.

SDE has no subsidiaries.

Except as disclosed, there is no material litigation, proceeding or governmental investigation pending or threatened against or relating to SDE, its properties or business, or the transactions contemplated by this Agreement.

The execution of the Agreement does not, and performance thereof will not, violate the provisions of SDE's Articles of Incorporation, Bylaws, any note of which SDE is the maker or any indenture, agreement, or other instrument to which SDE is party, except insofar as any such instrument may require consent by a lender, mortgagee, lessor, or other party to such actions, whose consent SDE agrees to obtain before the Closing Date of the Agreement.

The execution and delivery of the Agreement by SDE, the performance by SDE and Shareholders of their respective obligations thereunder and the consummation by SDE and Shareholders of the transactions contemplated thereby have been duly authorized by the Board of Directors and Shareholders and no other act or proceeding on the part of or on behalf of SDE or its Shareholders is necessary to approve the execution and delivery of the Agreement, the performance by SDE or Shareholders of their respective obligations thereunder and the consummation of the transactions contemplated thereby. The signatory officers of SDE have the power and authority to execute and deliver the Agreement and all of the other agreements and instruments to be executed and delivered by SDE pursuant hereto, to consummate the transactions thereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof and thereof.

The Agreement has been duly and validly executed and delivered by SDE and Shareholders and constitutes, and the other documents and instruments to be executed and delivered by SDE or any Shareholder pursuant thereto, constitute legal, valid and binding agreements of SDE and the Shareholders, respectively, enforceable against SDE or Shareholder, respectively, in accordance with their respective terms, except as they may be limited by bankruptcy, insolvency or other similar laws affective the enforcement of creditors' rights in general.

Exhibit 1(h)
                                   FORM OF
                             EMPLOYMENT AGREEMENT

    This EMPLOYMENT AGREEMENT sets forth the basic terms and conditions of employment of _______________ (AEmployee@) after the Effective Time (the AEffective Time@) described in the Agreement and Plan of Reorganization among SILICON DESIGN EXPERTS, INC. (ASDE@), LEVEL ONE COMMUNICATIONS, INCORPORATED (ALOC@) and SILICON DESIGN EXPERTS, CALIFORNIA (@NEWCO@), dated ___________, 1996 (the AReorganization Agreement@).

    WHEREAS, the continued exclusive employment of Employee by LOC and LOC=s reliance on Employee to contribute to the successful and timely development of certain products were material inducements to LOC in entering into the Reorganization Agreement; and

    WHEREAS, in addition to the payments to Employee as a Shareholder under the Reorganization Agreement, the parties intend that Employee participate financially in the profits of certain products developed by Employee; and

    WHEREAS, LOC warrants that it is empowered under its Articles of Incorporation and Bylaws to enter into this Agreement; Employee warrants that he is under no employment contract, bond, confidentiality agreement, or any other obligation which would violate or be in conflict with the terms and conditions of this Agreement or encumber his performance of duties assigned to him by LOC; and Employee further warrants that he has not signed or committed to any employment or consultant duties or other obligations which would divert his full attention from the duties assigned to him by LOC under this Agreement;

    NOW THEREFORE, the parties in consideration of the foregoing premises and mutual agreements and the promises contained herein, do hereby agree as follows:

    1. DUTIES. LOC hereby employs Employee and Employee hereby accepts such employment. Employee will execute LOC=s standard confidentiality and assignment of invention agreements. Employee shall devote his full time, ability, attention, energy, knowledge and skill solely and exclusively to performing all duties of LOC as assigned or delegated to him by the directors and officers of LOC. Employee=s duties will be as set forth in Exhibit 1 hereto. Such duties shall also include [*]

    2. SALARY/OTHER COMPENSATION. In consideration for Employee=s services to LOC during the time period in which this Agreement is effective, Employee shall receive a base salary of ________ per annum to be paid in equal installments every ___________, from which LOC shall withhold and deduct all applicable federal and state income, social security and disability taxes as required by applicable laws.

    3. EMPLOYEE BENEFITS. Employee will be eligible for the Employee benefit, vacation and similar plans set forth in Exhibit 3 hereto.

    4. PARTICIPATION POOL. To provide Employee with the opportunity to participate in the profits generated by certain of Employee=s developments for LOC, and as compensation for performance of services hereunder and pursuant to the provisions of the non-competition agreement contained herein, Employee will be eligible to participate in the Employee Participation Pool described in Exhibit 4 hereto on the terms and conditions set forth therein, including any provisions relating to participation following termination of employment.

    5. TERM OF EMPLOYMENT.

    A. Employee=s employment with LOC shall be governed by the provisions of this Section 5A for two years. Such employment shall be terminable on the following terms:

    (i) BY DEATH. Employee=s employment shall be terminated upon the death of Employee. LOC=s total liability in such event shall be limited to payment of Employee=s salary and benefits through the date of Employee=s death, plus any amounts payable pursuant to the terms of the Employee Pool.

    (ii) BY DISABILITY. If, in the sole opinion of LOC=s Board of Directors, Employee shall be prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than 90 days in the aggregate in any twelve-month period, then, to the extent permitted by law, his employment with LOC shall terminate. LOC=s total liability in the event of disability termination shall be limited to payment of Employee=s salary and benefits through the effective date of termination upon disability, plus any amounts payable pursuant to the terms of the Employee Pool.

    (iii) FOR CAUSE. LOC reserves the right to terminate Employee=s employment immediately, at any time, if, in the reasonable opinion of LOC=s Board of Directors: Employee commits any material act of dishonesty, fraud, misrepresentation, or other act of moral turpitude; is guilty of gross carelessness or misconduct; fails to obey the lawful direction of LOC=s Board of Directors; or acts in any way that has a direct, substantial and adverse effect on LOC=s reputation. LOC=s total liability to Employee in the event of termination of Employee=s employment under this section shall be limited to the payment of Employee=s salary and benefits through the effective date of termination, plus any amounts payable pursuant to the terms of the Employee Pool through the date of termination.

    (iv) MUTUAL CONSENT. This Agreement shall be terminated upon mutual written consent of LOC and Employee. LOC=s total liability to Employee in the event of termination of employment under this subsection shall be limited to the payment of Employee=s salary and benefits through the effective date of termination, plus any amounts payable pursuant to the terms of the Employee Pool through the date of termination.

    B. Following the initial two years of employment with LOC, Employee shall remain an Employee of LOC in accordance with LOC=s Aemployment at will@ employment policies, provided, however, that Employee shall continue to be bound by the non-competition provisions of this Agreement and shall be entitled to any amounts payable pursuant to the terms of the Employee Pool.

    C. Upon termination of employment for any reason whatsoever, Employee shall be deemed to have resigned from all offices and directorships then held with LOC.

    6. NON-COMPETITION AGREEMENT. Employee agrees to be bound by the non-competition provisions set forth at Exhibit 6 hereof, and hereby acknowledges and agrees that the consideration provided to Employee as described in this Agreement is good and sufficient consideration to support the non-competition covenant contained therein. Parties acknowledge that any breach of their obligations under this non competition covenant shall cause irreparable harm for which there is no adequate remedy at law. The parties therefore agree that, if any obligation of this covenant is breached, the non-breaching party, at is sole discretion, in addition to any other remedies, available to it, may bring an action or actions for injunctive release, specific performance or both, and have entered a temporary restraining order, preliminary or permanent injunction or order compelling specific performance, and if successful, recover costs and attorney fees from breaching party.

    7. DISPUTE RESOLUTION PROCEDURE. The parties agree that any dispute arising out of the employment relationship between them, including the termination of that relationship, shall be resolved under the following procedures.

    A. The party claiming to be aggrieved shall furnish to the other party a written statement of the grievance identifying any witnesses or documents that support the grievance and the relief requested or proposed.

    B. If the other party does not agree to furnish the relief requested or proposed, or otherwise does not satisfy the demand of the party claiming to be aggrieved, the parties shall submit the dispute to nonbinding mediation before
a mediator to be jointly  selected  by  the  parties.   The parties will share
equally the cost of the mediation.
    C. If the mediation does not produce a resolution of the dispute, any controversy between LOC and Employee or between any employee of LOC and Employee, including, but not limited to, claims of race, age, gender, religious or national origin discrimination under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act, as amended; the California Fair Employment and Housing Act and any other federal, state or local laws; and those involving the construction or application of any of the terms, provisions of conditions of this Agreement or otherwise arising out of or relating to this Agreement, shall be settled by arbitration in accordance with the then current employment dispute resolution rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be rendered by any court having jurisdiction thereof. LOC and Employee shall share the costs of the arbitrator equally but shall each bear their own costs and legal fees associated with the arbitration. The location of the arbitration shall be in Sacramento, California.

    In the event of a breach by Employee of any of the covenants contained in section 7 of this Agreement, it is recognized that LOC shall be entitled to institute or prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for nay breach of this Agreement or to sue for specific performance, or injunction against performance of any acts or to seek any other available remedy.

    8. GOVERNING LAW.

    This Agreement and the rights and obligations hereunder shall be governed by the laws of California, and the parties to this Agreement specifically consent to the jurisdiction of the courts of California over any action arising out of or related to this Agreement.

    9. SEVERABILITY.

    If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

    10. INTEGRATED AGREEMENT. This Agreement and the documents referenced herein supersede any prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matters herein, and constitute the full, complete and exclusive agreement between Employee and LOC with respect to the subject matters herein.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

    LEVEL ONE COMMUNICATIONS,
    INCORPORATED
    By__________________________________
    Its__________________________________

    ____________________________________
    ____________________________________
    Employee

                                  EXHIBIT 4

                         EMPLOYEE PARTICIPATION POOL

    [*]

    If Employee terminates employment with LOC, he or she shall no longer be eligible to participate in any future distributions from the Employee Pool and any undistributed amounts to which such Employee might otherwise have been entitled in any Fiscal Year shall be reallocated pro rata among the remaining Employees, provided, however, that in the event Employee is terminated by LOC without cause, or because of death or disability, such Employee shall be entitled to participate in the Employees' Pool through the end of the Fiscal Year of such termination and through the next Fiscal Year following such termination. For purposes of this Agreement, a change in responsibilities for any Employee will not be deemed to be a termination of such Employee.

    In the event all of the Employees participating in the Employee Pool and LOC agree, additional Employees may be permitted to participate in the Employee Pool, in such percentages as may be agreed at the time of such addition, with the percentage share of the Employee Pool of the then-participating Employees adjusted pro rata.

    LOC payments into the Employee Pool shall be subject to the following conditions:

    a. Any payment LOC is otherwise obligated to make shall be reduced by 25% in the event [*]

    b. Any payment LOC is otherwise obligated to make shall be reduced by 25% in the event [*]

                                  EXHIBIT 6

                           NON-COMPETITION COVENANT



    1. BUSINESS OF LOC AND SDE. Employee understands and acknowledges that LOC (which, for purposes of this Agreement, shall hereinafter be deemed to include LOC and all of its subsidiaries, including SDE following the Merger) is primarily engaged in the design, development and marketing of mixed signal application specific standard integrated circuit products for the telecommunications industry (the "Business").

    2. COMPETITION. Employee covenants and agrees that for three years from the date hereof (the "Contract Period"), he will refrain, in the United States, or elsewhere, from:

    (a) directly or indirectly (as a director, officer, employee, manager, consultant, independent contractor, advisor or otherwise) engaging in competition with LOC, or owning any interest in, performing any services for, or participating in any business or organization which competes with LOC or with any portion of the Business which the Employee knew prior to his termination of employment LOC planned to commence within the twelve (12) months following such termination of employment, in the United States or in any geographical area where the Business is conducted by LOC during Employee's term of employment with LOC; PROVIDED, HOWEVER, that the provisions of this paragraph shall not prohibit such Employee's ownership of not more than five percent (5%) of the total shares of all classes of stock outstanding of any company with a class of securities registered under the Securities Exchange Act of 1934;

    (b) inducing or encouraging any Employee or consultant or group of Employees or consultants who are then employed or retained by LOC to leave the faithful employment of or consulting with LOC; or

    (c) discussing with any existing client of LOC, or with any entity whose business Employee knows LOC is actively soliciting (a "potential client"), the present or future availability of services or products by a business, if such Employee has, or has the right to acquire, a proprietary interest in such business or is, or within six months of such Employee's termination of employment with LOC becomes, an Employee, officer or director of such business, where such services or products are competitive with the Business.

    For purposes of this Agreement, (i) a "proprietary interest" in a business shall mean ownership, whether through direct or indirect stock holdings or otherwise, of five percent (5%) or more of such business; and (ii) the words "compete", "competitor", "competition", "competitive" and words of like derivation, when used in relation to LOC and the Business, shall encompass businesses which compete with the Business which is engaged in by LOC as of the date hereof or which the Employee knew prior to his termination of employment LOC planned to commence within the twelve (12) months following such termination of employment.

    If the non-competition provisions contained herein shall be deemed to exceed the time or geographic limits or any other limitation imposed by applicable law in any jurisdiction, then such provision shall be deemed reformed in such jurisdiction to the maximum extent permitted by applicable law.